UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025

VERISK ANALYTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 Washington Boulevard, Jersey City, NJ	07310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 469-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange where registered
Common Stock $.001 par value	VRSK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 6, 2025, Verisk Analytics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company and BofA Securities, Inc. and HSBC Securities (USA) Inc. as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $700,000,000 aggregate principal amount of its 5.250% Senior Notes due 2035 (the “Securities”). The Securities, which were offered and sold pursuant to the Underwriting Agreement, are registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270827), filed on March 24, 2023.

On March 11, 2025, the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, N.A., as trustee (the “Trustee”) entered into a fifth supplemental indenture to the Base Indenture (the “Fifth Supplemental Indenture,” and the together with the Base Indenture, the “Indenture”), providing for the issuance of the Securities.

The Securities bear interest at 5.250% per annum and will mature on March 15, 2035. Interest on the Securities is payable on March 15 and September 15 of each year beginning September 15, 2025. At any time and from time to time prior to December 15, 2034, the Company may redeem the Securities, in whole or in part, at a “make-whole” redemption price as described in the Indenture. At any time and from time to time on or after December 15, 2034, the Company may redeem some or all of the Securities at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon to the redemption date as described in the Indenture.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability and the ability of its subsidiaries to incur liens and enter into sale and leaseback transactions. The Indenture also restricts the ability of the Company to consolidate, merge or transfer all or substantially all of their assets, and requires the Company to offer to repurchase the notes of either series upon certain change of control events.

The foregoing descriptions of the Underwriting Agreement, the Indenture and the Securities are qualified in their entirety by reference to the Underwriting Agreement, which is filed herewith as Exhibit 1.1, the Base Indenture, which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 6, 2019, and the Fifth Supplemental Indenture (including the forms of the Securities attached thereto), which is filed herewith as Exhibit 4.1, each incorporated by reference herein. The form of the Notes is filed as Exhibit 4.2 and a copy of the opinion of Davis Polk & Wardwell LLP, counsel to the Company, relating to the legality of the Notes is filed as Exhibit 5.1 to this Current Report on Form 8-K and both are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 6, 2025, by and among Verisk Analytics, Inc. and BofA Securities, Inc. and HSBC Securities (USA) Inc. as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated March 11, 2025, between Verisk Analytics, Inc. and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, N.A., as Trustee.

4.2	Form of 5.250% Senior Notes due 2035 (included in Exhibit 4.1).

5.1	Opinion of Davis Polk & Wardwell LLP.

23.1	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1).

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.

Date: March 11, 2025	/s/ Kathy Card Beckles
	Name:	Kathy Card Beckles
	Title:	Executive Vice President, General Counsel and Corporate Secretary